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                                                                      EXHIBIT 23
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CONSENT OF PRICE WATERHOUSE LLP
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We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-82667, 2-86993, 2-97607, 33-8812, 33-15523, 33-15787, 33-28428, 33-33750, 33-54069, 333-
43563 and 333-47019), on Form S-3 (Nos. 33-5044, 33-23450, 33-27505, 33-31388,
33-49820 and 333-19025) and on Form S-4 (Nos. 33-808, 33-15357, 33-53937 and
333-21327) of Baxter International Inc. of our report dated February 5, 1998 appearing on page 26 of the Annual Report to Stockholders incorporated by reference herein. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 10 of this Form 10-K.


PRICE WATERHOUSE LLP

Chicago, Illinois
March 17, 1998